Exhibit 99.1

Safe Harbor Financial Reports Fourth Quarter and Year-End 2024 Results

— Adjusted EBITDA(1) is positive for each of the last 3 years; Adjusted Working Capital(2) is approximately positive $2 million

— Loan Interest Income increased 82% and 123% year-over-year for the three months and full-year ended December 31, 2024, respectively

— Revenue for the Q4 2024 increased 5% compared to the Q3 2024, led by a 35% sequential increase in loan interest income

— Loan Loss Reserve of approximately $1.4 million reserved as a result of a modified Commercial Alliance Agreement (CAA) with Partner Colorado Credit Union (PCCU)

— Modifications of PCCU Commercial Alliance Agreement and Note enable new CEO Terry Mendez to implement growth strategy offering broader solutions for clients

GOLDEN, Colo., April 1, 2025 — SHF Holdings, Inc., d/b/a/ Safe Harbor Financial (“Safe Harbor” or the “Company”) (NASDAQ: SHFS), a leader in facilitating financial services and credit facilities to the regulated cannabis industry, announced today its unaudited consolidated financial results for the fourth quarter and full year ended December 31, 2024.

Fourth Quarter 2024 Financial and Operational Summary

●	Revenue was approximately $3.7 million, compared to approximately $4.5 million for the fourth quarter of 2023 and $3.5 million for the third quarter of 2024.
●	Loan Interest Income increased 82% to approximately $1.8 million from approximately $1.0 million the fourth quarter of 2023.
●	Compensation and Employee Benefits expense of approximately $1.4 million declined 32% compared to approximately $2.1 million in 2023.
●	General and Administrative Expense of approximately $1.1 million declined 36% from $1.7 million in 2023.
●	Adjusted EBITDA(1) was positive at $63,581, compared to $1.3 million in the fourth quarter of 2023(1).
●	On October 29, 2024, the Company announced it originated a $1.07 million secured credit facility for a Missouri cannabis operator.
●	On December 4, 2024, Safe Harbor, Collective Clean Energy Fund and Partner Colorado announced they are collaborating to fund a $500,000 sustainable upgrade loan for a Denver cannabis facility.

Full-Year 2024 Financial & Operational Summary

●	Revenue was approximately $15.2 million, compared to approximately $17.6 million for the full year of 2023.
●	Loan Interest Income increased 123% to approximately $6.6 million for the full year of 2024 from approximately $3.0 million for the full year of 2023.
●	Operating Expenses decreased to approximately $22.3 million, compared to approximately $38.3 million in 2023.
●	Adjusted EBITDA(1) was approximately $2.9 million, compared to approximately $3.6 million for the full year of 2023(1).
●	Adjusted Working Capital(2) was approximately $2 million at December 31, 2024

(1) Adjusted EBITDA is a non-GAAP financial metric. A reconciliation of non-GAAP to GAAP measures is included below in this earnings release.

(2) Adjusted Working Capital is a non-GAAP financial metric. A reconciliation of non-GAAP to GAAP measures is included below in this earnings release.

Subsequent Operational Highlights

●

On December 31, 2024, the Company and PCCU entered into an Amended Commercial Alliance Agreement (the “Amended CAA”), extending the term through December 31, 2028, with automatic two-year renewal periods unless a party provides written notice of non-renewal at least 12 months before the current term expires. In addition, the Amended CAA eliminates the Company’s indemnification obligations for any losses related to any loans it facilitated under the Original Commercial Alliance Agreement or will facilitate in the future.

●	On January 16, 2025, the Company announced it had processed over $25 Billion in cannabis-related funds.
●	On January 29, 2025, Safe Harbor announced that Terry Mendez joined as Co-CEO, and he became CEO on February 28, 2025, upon the retirement of former CEO Sundie Seefried.
●	On February 12, 2025, the Company announced it had originated a $1,500,000 secured credit facility for a Missouri cannabis operator.
●	On March 4, 2025, Safe Harbor announced it successfully modified its debt obligation with Partner Colorado Credit Union (the “Amended PCCU Note”), unlocking $6.4 million in cash flow over the next two years.
●	On March 20, 2025, the Company announced Mike Regan has joined as Head of Investor Relations and Data Science.

“Throughout 2024, the lending arm of Safe Harbor was a driving force for the Company as our loan interest income was up 82% for the fourth quarter and 123% for the year.” said Terry Mendez, Chief Executive Officer of Safe Harbor Financial. “We continue to be an innovator in this sector as we instituted a new small business line of credit program while also originating several debt and credit facilities at market-competitive terms for numerous clients across the U.S. We were able to do this while remaining diligent in lower overall expenses. While fourth quarter 2024 operating expenses increased 86% compared to the fourth quarter of 2023, operating expenses declined 42% for the full year 2024. Operating expenses adjusted for material non-cash items declined approximately 15% year-over year in the fourth quarter 2024 and 24% for the full-year of 2024.”

Mendez continued, “Subsequent to the quarter end, the Company surpassed $25 billion in processed cannabis-related funds through our trusted network of partner banks. This is a significant milestone that we achieved on our 10th anniversary and is another proven point that Safe Harbor continues to be a leader in offering compliant banking services to cannabis related businesses. We also originated a $1.5 million secured credit facility with a cannabis operator out of Missouri, further cementing our position as a trusted financial partner to cannabis businesses.

Finally, in a redefining transaction for the Company, we successfully modified our debt obligation with Partner Colorado Credit Union. This modification greatly improves our financial stability as we are able to unlock over $6 million in cashflow over the next two years and push the term of the debt obligation out to October 2030. This updated debt deal provides Safe Harbor with the financial flexibility needed to enhance and expand our overall business services as we execute on our business strategy throughout 2025 and beyond.

“One of the major reasons I joined Safe Harbor is the tremendous opportunity I see to build upon our strong foundation, to evolve from a single compliance solution into a provider of a broad array of services focused on addressing the needs of our clients. I believe that Safe Harbor is well positioned to offer competitive solutions designed to protect, lend, connect and enable the success of our customers and our clients,” concluded Mendez.

Full Year 2024 Financial Results

For the year ended December 31, 2024, total revenue was $15.2 million, compared to approximately $17.6 million in the prior year. The decrease in revenue was due to a reduction in deposit activity and onboarding income and was primarily attributable to the decrease in the number of accounts related to the Abaca acquisition, offset by a 123% year-over-year increase in loan interest income. In the full-year ended December 31, 2024, PCCU accounted for $4.6 million of the revenue generated from deposits, activities, and client onboarding. Related to this revenue, the Company recognized $452,371 in account hosting expenses.

Full-year 2024 operating expenses decreased over 42% to $22.3 million, compared to $38.3 million in the prior year period, which was comprised of the following:

●	Compensation and employee benefits expenses decreased 25% due to decrease in stock-based compensation and a lower headcount as compared to previous year. Restructuring efforts will continue as we optimize our talent portfolio.

●	General and administrative expenses decreased 39% across various categories including: i) $988,412 in investment hosting fees as a result of the decrease in investment income, ii) $900,034 in decreased bank sharing fees due to the decrease in the number of accounts, and iii) $661,776 in decreased amortization and depreciation.

●	For the year ended December 31, 2024, the Company fully impaired goodwill and finite-lived intangible assets. Goodwill and intangible assets are now fully written down to $0 on the balance sheet.

●	The professional services expense increased primarily due to higher legal fees related to ongoing litigation.

●	Credit Loss Expense benefitted from the elimination of the indemnity liability from the Balance Sheet as of December 31, 2024, due to the Amended CAA.

Net loss for full year 2024 was approximately $48.3 million, compared to a net loss of approximately $17.3 million in the prior year period. This includes the impact of approximately $43.9 million non-cash valuation allowance on the deferred tax asset and $9.1 million in non-cash Goodwill and Long-Lived Intangible Asset Impairment expenses.

As of December 31, 2024, the Company had cash and cash equivalents of $2.3 million, compared to $4.9 million at December 31, 2023.

SHF Holdings, Inc.

CONSOLIDATED BALANCE SHEETS

	December 31, 2024 (Unaudited)	December 31, 2023

ASSETS
Current Assets:
Cash and cash equivalents	$2,324,647	$4,888,769
Accounts receivable – trade	134,609	121,875
Accounts receivable – related party	968,023	2,095,320
Prepaid expenses – current portion	659,536	546,437
Accrued interest receivable	16,319	13,780
Forward purchase receivable	4,584,221	-
Short-term loans receivable, net	13,332	12,391
Other current assets	3,000,000	82,657
Total Current Assets	$11,700,687	$7,761,229
Long-term loans receivable, net	378,854	381,463
Property, plant and equipment, net	3,154	84,220
Operating lease right to use assets	703,524	859,861
Goodwill	-	6,058,000
Intangible assets, net	-	3,721,745
Deferred tax asset, net	-	43,829,019
Prepaid expenses – long term position	412,500	562,500
Forward purchase receivable	-	4,584,221
Security deposit	19,568	18,651
Total Assets	$13,218,287	$67,860,909

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current Liabilities:
Accounts payable	$140,723	$217,392
Accounts payable-related party	75,608	577,315
Accrued expenses	1,301,378	1,008,987
Contract liabilities	28,335	21,922
Lease liabilities – current	161,952	132,546
Senior secured promissory note – current portion	255,765	3,006,991
Deferred consideration – current portion	3,338,343	2,889,792
Forward purchase derivative liability	7,309,580	-
Other current liabilities	72,836	41,639
Total Current Liabilities	$12,684,520	$7,896,584
Warrant liabilities	1,360,491	4,164,129
Deferred consideration – long term portion	-	810,000
Forward purchase derivative liability	-	7,309,580
Senior secured promissory note—long term portion	10,748,408	11,004,175
Net deferred indemnified loan origination fees	-	63,275
Lease liabilities – long term	712,882	875,447
Indemnity liability	-	1,382,408
Total Liabilities	$25,506,301	$33,505,598
Commitment and Contingencies
Stockholders’ (Deficit) Equity

Convertible preferred stock, $.0001 par value, 1,250,000 shares authorized, 111 and 1,101 shares issued and outstanding on December 31, 2024, and December 31, 2023, respectively	-	-
Class A Common Stock, $.0001 par value, 130,000,000 shares authorized, 2,783,667 and 2,728,169 issued and outstanding on December 31, 2024, and December 31, 2023, respectively	278	273
Additional paid in capital	108,467,253	105,924,859
Retained deficit	(120,755,545)	(71,569,821)
Total Stockholders’ (Deficit) Equity	$(12,288,014)	$34,355,311
Total Liabilities and Stockholders’ (Deficit) Equity	$13,218,287	$67,860,909

SHF Holdings, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended December 31,
	2024 (Unaudited)	2023
Revenue	$15,242,560	$17,562,903

Operating expenses
Compensation and employee benefits	7,783,331	10,334,212
General and administrative expenses	4,018,094	6,587,392
Professional services	2,518,394	1,858,137
Lease expense	258,477	315,615
Credit loss (benefit) expense	(1,393,131)	290,857
Impairment of goodwill	6,058,000	13,208,276
Impairment of long-lived intangible assets	3,090,881	5,699,463
Total operating expenses	$22,334,046	$38,293,952
Operating loss	(7,091,486)	(20,731,049)
Other (income) expenses
Interest expense	533,390	1,094,736
Change in fair value of warrant liabilities	(2,803,638)	1,853,920
Change in the fair value of deferred consideration	(361,449)	(4,570,157)
Total other (income) expenses	$(2,631,697)	$(1,621,501)
Net loss before income tax	(4,459,789)	(19,109,548)
Provision (benefit) for income taxes	$43,859,686	$(1,829,701)
Net loss	$(48,319,475)	$(17,279,847)
Weighted average shares outstanding, basic	2,772,867	2,128,728
Basic net loss per share	$(17.43)	$(8.12)
Weighted average shares outstanding, diluted	2,772,867	2,128,728
Diluted net loss per share	$(17.43)	$(8.12)

SHF Holdings, Inc.

Consolidated Statements of Stockholders’ (Deficit) Equity

FOR THE YEARS ENDED DECEMBER 31, 2024 (UNAUDITED) AND 2023

	Preferred Stock		Class A Common Stock		Additional Paid-in	Retained	Total Shareholders’ (Deficit)
	Shares	Amount	Shares	Amount	Capital	(Deficit)	Equity
Balance, January 01, 2023	14,616	$1	1,186,644	$119	$44,808,286	$(39,695,281)	$5,113,125
Cumulative effect from adoption of CECL	-	-	-	-	-	(581,318)	(581,318)
Issuance of shares to Abaca shareholders	-	-	291,791	29	4,085,047	-	4,085,076
Conversion of PIPE Shares	(13,515)	(1)	628,110	63	14,013,313	(14,013,375)	-
Restricted stock units	-	-	61,623	6	1,252,037	-	1,252,043
Stock compensation cost	-	-	-	-	2,459,324	-	2,459,324
PCCU Restructuring	-	-	560,000	56	38,406,352	-	38,406,408
Reversal of deferred underwriting cost	-	-	-	-	900,500	-	900,500
Net loss	-	-	-	-	-	(17,279,847)	(17,279,847)
Balance, December 31, 2023	1,101	$-	2,728,168	$273	$105,924,859	$(71,569,821)	$34,355,311
Issuance of equity for marketing services	-	-	12,117	1	149,999	-	150,000
Conversion of PIPE shares	(990)	-	39,600	4	866,245	(866,249)	-
Restricted stock units	-	-	3,781	-	63,784	-	63,784
Stock compensation cost	-	-	-	-	1,462,366	-	1,462,366
Net loss	-	-	-	-	-	(48,319,475)	(48,319,475)
Balance, December 31, 2024	111	$-	2,783,666	$278	$108,467,253	$(120,755,545)	$(12,288,014)

SHF Holdings, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2024 (Unaudited)	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(48,319,475)	$(17,279,847)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	711,929	1,373,707
Stock compensation expense	1,575,952	3,739,156
Net deferred indemnified loan origination fees	(63,275)	(45,806)
Interest expense	-	663,208
Lease expense	23,181	136,097
Credit loss (benefit) expense	(1,393,131)	290,857
Impairment of goodwill	6,058,000	13,208,276
Impairment of long-lived intangible assets	3,090,881	5,699,463
Deferred tax expense (benefit), net	43,859,686	(1,829,701)
Marketing expense settled via common stock	100,000	-
Change in fair value of warrant liabilities	(2,803,638)	1,853,920
Change in the fair value of deferred consideration	(361,449)	(4,570,157)
Changes in operating assets and liabilities:
Accounts receivable - trade	(12,734)	81,183
Accounts receivable – related party	1,127,297	(863,593)
Contract assets	-	21,170
Prepaid expenses	86,901	(220,852)
Other current liabilities	527	-
Accrued interest receivable	(2,542)	(6,460)
Deferred underwriting payable	-	(550,000)
Other current assets	(2,967,145)	40,371
Accounts payable	(76,672)	(2,515,442)
Accounts payable – related party	(501,709)	386,660
Accrued expenses	292,396	(464,424)
Contract liabilities	6,413	20,926
Security deposit	(916)	(856)
Net cash provided by (used in) operating activities	$430,477	$(832,144)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	-	(208,434)
Payment to Abaca Shareholder	-	(3,000,000)
Loan receivable repayment	12,394	1,027,986
Net cash provided by (used in) investing activities	$12,394	$(2,180,448)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of senior secured promissory note	(3,006,993)	(488,834)
Net cash used in financing activities	$(3,006,993)	$(488,834)

Net decrease in cash and cash equivalents	(2,564,122)	(3,501,426)
Cash and cash equivalents - beginning of period	4,888,769	8,390,195
Cash and cash equivalents - end of period	$2,324,647	$4,888,769

Supplemental disclosure of cash flow information
Interest paid	$416,852	$450,258
Non-cash transactions:
Marketing expense settled via common stock	$50,000	$-
Shares issued for the settlement of abaca acquisition	-	4,085,076
Operating lease right of use assets recognized	-	-
Operating lease liabilities recognized	-	-
Shares issued for the settlement of PCCU debt obligation	-	38,406,408
Cumulative effect from adoption of CECL	-	581,318
Reversal of deferred underwriting cost	-	900,500
Interest recognized on PCCU settlement	-	639,521

Earnings Before Interest Taxes Depreciation and Amortization (EBITDA) and Adjusted EBITDA

To provide investors with additional information regarding our financial results, we have disclosed EBITDA and Adjusted EBITDA, both of which are non-GAAP financial measures that we calculate as net loss before taxes and depreciation and amortization expense in the case of EBITDA and further adjusted to exclude non-cash, unusual and/or infrequent costs in the case of Adjusted EBITDA. Below we have provided a reconciliation of net loss (the most directly comparable GAAP financial measure) to EBITDA and from EBITDA to Adjusted EBITDA.

We present EBITDA and Adjusted EBITDA because these metrics are a key measure used by our management to evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of investment capacity. Accordingly, we believe that EBITDA and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

EBITDA and Adjusted EBITDA have limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

● although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and both EBITDA and Adjusted EBITDA do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

● EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and

● EBITDA and Adjusted EBITDA do not reflect tax payments that may represent a reduction in cash available to us.

Because of these limitations, you should consider EBITDA and Adjusted EBITDA alongside other financial performance measures, including net loss and our other GAAP results.

A reconciliation of net loss to non-GAAP EBITDA and Adjusted EBITDA is as follows:

	Year Ended December 31,
	2024 (Unaudited)	2023
Net loss	$(48,319,475)	$(17,279,847)
Interest expense	533,390	1,094,736
Depreciation and amortization	711,929	1,373,707
Provision (benefit) for income taxes	43,859,686	(1,829,701)
EBITDA	(3,214,470)	(16,641,105)

Other adjustments –
Credit loss (benefit) expense	(1,393,131)	290,857
Change in the fair value of warrants and forward purchase derivatives	(2,803,640)	1,853,920
Change in the fair value of deferred consideration	(361,449)	(4,570,157)
Deferred loan origination fees and costs	(63,275)	27,271
Stock based compensation	1,575,952	3,739,156
Goodwill and long-lived intangible assets impairment	9,148,881	18,907,739
Adjusted EBITDA	$2,888,868	$3,607,681

Working Capital and Adjusted Working Capital

While the company reported a net working capital deficit of $983,833 at the end of 2024, this figure includes several non-cash liabilities that do not affect liquidity. After adjusting for these non-cash items and considering the cost of the Amended PCCU Note the adjusted working capital calculation is as follows:

#	Particulars	Amount
A	Net working capital as reported on December 31, 2024	$(983,833)
B	Forward purchase contract, net	2,725,359
C	Third anniversary payment consideration	322,000
D	Fees paid in 2025 on the Amended PCCU Note	(53,742)
	Adjusted working capital as of December 31, 2024 (A+B+C+D)	$2,009,784

About Safe Harbor

Safe Harbor is among the first service providers to offer compliance, monitoring and validation services to financial institutions, providing traditional banking services to cannabis, hemp, CBD, and ancillary operators, making communities safer, driving growth in local economies, and fostering long-term partnerships. Safe Harbor, through its financial institution clients, implements high standards of accountability, transparency, monitoring, reporting and risk mitigation measures while meeting Bank Secrecy Act obligations in line with FinCEN guidance on cannabis-related businesses. Over the past decade, Safe Harbor has facilitated more than $25 billion in deposit transactions for businesses with operations spanning more than 41 states and US territories with regulated cannabis markets. For more information, visit www.shfinancial.org.

Cautionary Statement Regarding Forward-Looking Statements

Certain information contained in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included herein may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Forward-looking statements may include, but are not limited to, statements with respect to trends in the cannabis industry, including proposed changes in U.S. and state laws, rules, regulations and guidance relating to Safe Harbor’s services; Safe Harbor’s ability to issue loans in the same or similar fashion; Safe Harbor’s growth prospects and Safe Harbor’s market size; Safe Harbor’s projected financial and operational performance, including relative to its competitors and historical performance; new product and service offerings Safe Harbor may introduce in the future; the impact volatility in the capital markets, which may adversely affect the price of Safe Harbor’s securities; the outcome of any legal proceedings that may be instituted against Safe Harbor; and other statements regarding Safe Harbor’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Safe Harbor’s filings with the U.S. Securities and Exchange Commission. Safe Harbor undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact Information

Mike Regan, Head of Investor Relations and Data Science

ir@SHFinancial.org

KCSA Strategic Communications

Ellen Mellody

safeharbor@kcsa.com